For Immediate Release	CONTACT:

Investors/Media	Media
Blaine Davis	Kevin Wiggins
(610) 459-7158	(610) 459-7281

Investors
Jonathan Neely
(610) 459-6645

ENDO HEALTH SOLUTIONS ANNOUNCES CEO TRANSITION PLAN

• Dave Holveck To Retire By May 2013
• Board Conducting Search For Next CEO
• Comments on 2012 and 2013 Full Year Financial Guidance

CHADDS FORD, Pa., Dec. 12, 2012 – Endo Health Solutions Inc. (Nasdaq: ENDP) announced today David P. Holveck, 67, President and Chief Executive Officer, will retire in 2013. He will continue to serve in his present positions until the earlier of his successor being in place or the May 2013 annual meeting of Endo shareholders. Holveck will also leave the Board at such time.

The Board is conducting a search for the Company’s next CEO and will consider both external and internal candidates with the assistance of Korn/Ferry, a leading executive search firm.

Dave Holveck said, “I have had the opportunity to work with many talented and dedicated colleagues at Endo, and I am proud of all that we have accomplished together over the past five years. I believe Endo is well positioned for the next chapter of its success, and I will do all I can to contribute to a smooth leadership transition."

Roger Kimmel, Endo’s Chairman of the Board, said, “Dave Holveck has done an excellent job in his five years as CEO. Endo has made significant progress in a number of important areas during his tenure, including diversifying the business, reducing our dependence on Lidoderm® and laying the foundation for future growth, including by building a robust R&D pipeline. My fellow Directors and I appreciate his creative vision and his early recognition of the changing healthcare landscape. As we transition to new leadership, the Board is sharply focused on achieving Endo’s full potential for the benefit of our shareholders and on the execution and continued integration of our four main businesses. We are moving quickly and have already begun a comprehensive search for our next CEO.”

2012 and 2013 Financial Guidance
The Company also said it now anticipates 2012 adjusted diluted earnings per share to be at or below the low end of its previous guidance range of $5.00 to $5.10. Additionally, the Company no longer expects to achieve its previous 2013 guidance for revenues of $3.0 to $3.2 billion and adjusted diluted earnings per share of $5.20 to $5.40, and expects to provide updated 2013 guidance in early January.

About Endo
Endo Health Solutions Inc. is a US-based diversified healthcare company that is redefining healthcare value by finding solutions for the unmet needs of patients along care pathways for pain management, pelvic health, urology, endocrinology and oncology. Through our operating companies: AMS, Endo Pharmaceuticals, HealthTronics and Qualitest, Endo is dedicated to improving care through a combination of branded products, generics, devices, technology and services that creates value for patients, providers and payers alike. Learn more at www.endo.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect our current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” in our Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect our future financial results and could cause our actual results to differ materially from those expressed in forward-looking statements contained in our Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.